UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2020 (the “Effective Date”), Ocular Therapeutix, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Collaboration, Option and License Agreement with Regeneron Pharmaceuticals, Inc. (“Regeneron”), dated October 10, 2016 (the “Agreement”), for the development and commercialization of products containing the Company’s sustained-release hydrogel technology in combination with Regeneron’s large molecule vascular endothelial growth factor (“VEGF”)-targeting compounds to address conditions of the eye. Efforts under the Agreement to date have focused on the development of an extended-delivery, intravitreal implant formulation of the VEGF trap aflibercept.

Pursuant to the Amendment, the Company and Regeneron have adopted a new workplan to transition joint efforts under the Agreement to the research and development of an extended-delivery formulation of aflibercept to be delivered to the suprachoroidal space. Regeneron has agreed to pay personnel and material costs of the Company for specified preclinical development activities in connection with the revised workplan, as well as certain other costs.

In addition, the Amendment provides for the modification of the terms of the option previously granted to Regeneron under the Agreement to enter into an exclusive, worldwide license, with the right to sublicense, under the Company’s intellectual property to develop and commercialize products containing the Company’s extended-release hydrogel technology in combination with Regeneron’s large molecule VEGF-targeting compounds (the “Licensed Products”). As amended, the option is exclusive for twenty-four months following the Effective Date (the “Option Period”). The field of the potential license remains limited to Licensed Products delivered by local administration to or around the eye for diagnostic, therapeutic or prophylactic purposes relating to ophthalmic diseases or conditions and continues to exclude small molecule drugs, including tyrosine kinase inhibitors, or large molecule drugs other than those that target certain specified VEGF proteins or their receptors.

The Amendment also revises the term and termination provisions of the Agreement. As amended, the Agreement will automatically terminate upon the failure of Regeneron to conduct or complete certain preclinical activities within specified timeframes or provide required notices regarding such certain preclinical activities to the Company, in each case subject to specified exceptions, unless Regeneron exercises its option, the matter has been referred to the joint research committee, or the parties have otherwise agreed in writing. The Agreement will also terminate if Regeneron has not exercised its option prior to the expiration of the Option Period. If Regeneron has timely exercised its option, the Agreement will expire on a Licensed Product-by-Licensed Product and country-by-country basis upon the expiration of the later of ten years from the date of first commercial sale in such country or the expiration of all patent rights covering a Licensed Product in such country. The Company has agreed to grant Regeneron a fully paid-up, non-exclusive license to continue to develop and commercialize the Licensed Products following expiration. The Agreement is terminable by Regeneron at its convenience, for any or all of the Licensed Products, upon prior written notice. Either party may, subject to a cure period, terminate the Agreement in the event of the other party’s uncured material breach, in addition to other specified termination rights.

The foregoing description of certain terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

OTX-CSI (cyclosporine intracanalicular insert)

On May 12, 2020, the Company announced that it had dosed the first patients in its Phase 1 clinical trial of OTX-CSI, an intracanalicular insert designed to release cyclosporine for approximately three months for the potential treatment of the signs and symptoms of dry eye disease. The Phase 1 clinical trial is a U.S.-based, open-label, single-center trial designed to evaluate the safety, biological activity, durability, and tolerability of OTX-CSI. The Company intends to enroll five subjects in the clinical trial and follow them for approximately four months. If the results of the Phase 1 clinical trial are favorable, the Company anticipates initiating a U.S.-based, randomized, masked, multi-center Phase 2 clinical trial evaluating two different formulations of OTX-CSI compared to a vehicle insert in approximately 105 subjects in the fourth quarter of 2020.

OTX-TKI (tyrosine kinase inhibitor intravitreal implant containing axitinib)

On May 13, 2020, the Company received additional interim data regarding its ongoing Phase 1 clinical trial of OTX-TKI, a hydrogel implant incorporating axitinib, a small molecule tyrosine kinase inhibitor, delivered by intravitreal injection for the potential treatment of wet age-related macular degeneration and other retinal diseases. The Phase 1 clinical trial is a multi-center, open-label, dose-escalation study in Australia designed to evaluate the safety, biological activity, durability, and tolerability of OTX-TKI. Two cohorts of six subjects each have been enrolled, a lower dose cohort of 200 µg and a higher dose cohort of 400 µg. The Company has recently amended the trial protocol and is enrolling a third cohort of subjects to receive a higher dose of 600 µg.

As of May 13, 2020, the first two patients in the second (400 µg) cohort have now shown a clinically meaningful reduction in intraretinal and/or subretinal fluid out to six months with a single implant. Other patients in the second cohort are still being followed and have not yet reached this timepoint. Based on current data from the first and second cohorts, OTX-TKI has been generally well tolerated and has been observed to have a favorable safety profile, with no ocular serious adverse events to date.

Cautionary Note on Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans, and prospects for the Company, including the commercialization of DEXTENZA®, ReSure Sealant, or any of the Company’s product candidates; the commercial launch of, and effectiveness of reimbursement codes for, DEXTENZA; the development and regulatory status of the Company’s product candidates, such as the Company’s development of and prospects for approvability of DEXTENZA for additional indications including allergic conjunctivitis, OTX-TP for the treatment of primary open-angle glaucoma and ocular hypertension, OTX-CSI for the treatment of dry eye disease, OTX-TIC for the treatment of primary open-angle glaucoma and ocular hypertension, OTX-TKI for the treatment of retinal diseases including wet AMD, and OTX-IVT as an extended-delivery formulation of the VEGF trap aflibercept for the treatment of retinal diseases including wet AMD; the ongoing development of the Company’s extended-delivery hydrogel depot technology; the potential utility of any of the Company’s product candidates; the potential benefits and future operation of the collaboration with Regeneron Pharmaceuticals, including any potential future payments thereunder; the expected impact of the COVID-19 pandemic on the Company and its operations; the sufficiency of the Company’s cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and costs involved in commercializing DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, including the conduct of post-approval studies, the ability to retain regulatory approval of DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, the ability to maintain reimbursement codes for DEXTENZA, the initiation, timing and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the Company’s ability to generate its projected net product revenue on the timeline expected, if at all, the sufficiency of cash resources, the Company’s existing indebtedness, the ability of the Company’s creditors to accelerate the maturity of such indebtedness upon the occurrence of certain events of default, the outcome of the Company’s ongoing legal proceedings, the severity and duration of the COVID-19 pandemic including its effect on the Company’s and relevant regulatory authorities’ operations, the need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this report. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

10.1*	Amendment to Collaboration, Option and License Agreement, by and between the Company and Regeneron, dated May 8, 2020.

* Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain portions of this exhibit have been omitted because they are not material and would likely cause competitive harm if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: May 14, 2020	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer